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                                                                   EXHIBIT 10.17

                     2000 OMNIBUS STOCK AND INCENTIVE PLAN

                                       OF

                                   AROC INC.

                              ARTICLE I.  GENERAL


SECTION 1.1. Purpose of the Plan. The 2000 Omnibus Stock and Incentive Plan of AROC Inc. is intended to advance the best interests of the Company, its Subsidiaries and its stockholders in order to attract, retain and motivate directors, officers, key employees and consultants by providing them with additional incentives through the award of (i) Options (including Reload Options) to purchase shares of Common Stock (which Options may be Incentive Stock Options or Non-Qualified Stock Options); (ii) Stock Appreciation Rights;
(iii) shares of Restricted Stock; and (iv) Performance Awards.

SECTION 1.2. Definitions. For purposes of this Plan, the following definitions shall apply:

     "1934 Act" means the Securities Exchange Act of 1934, as amended.

     "Award" means a grant under this Plan in the form of Options, Performance Awards, Restricted Stock or Stock Appreciation Rights.

     "Board" means the Board of Directors of the Company.

     "Cause" with respect to any Participant has the meaning given that term or any substantially comparable term or usage in any employment or severance arrangement applicable to the Participant and approved by the Board or the Committee, or in the absence of any such arrangement or term, means:

          (a) the willful and continued failure by the Participant to substantially perform his duties with the Company or a Subsidiary (other than any such failure resulting from the Participant's Disability), within a reasonable period of time after a written demand for substantial performance is delivered to the Participant by the board of directors of the Participant's employer, which demand specifically identifies the manner in which the board of directors of the Participant's employer believes that the Participant has not substantially performed his duties;

          (b) the failure by the Participant to materially conform to the Company's policies and procedures, within a reasonable period of time after a written demand for substantial performance is delivered to the Participant by the board of directors of the Participant's employer, which demand specifically identifies the manner in which the board of directors of the Participant's employer believes that the Participant has failed to materially conform to the Company's policies and procedures;

          (c) the willful engaging by the Participant in conduct that is demonstrably and materially injurious to the Company or a Subsidiary, monetarily or otherwise; or

          (d) the engaging by the Participant in egregious misconduct involving serious moral turpitude to the extent that, in the reasonable judgment of the board of directors of the Participant's employer, the Participant's credibility

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               and reputation no longer conform to the standard of the
               employer's employees. For purposes of the Plan, no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company.

     "Change in Control" with respect to any Participant has the meaning given that term or any substantially comparable term or usage in any employment or severance arrangement applicable to the Participant and approved by the Board or the Committee, or in the absence of any such arrangement or term, means the occurrence of any of the following events:

          (a) Any "person" (as such term is used in Section 13(d) and 14(d)(2) of the 1934 Act), becomes the beneficial owner, directly or indirectly, of Voting Securities representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding Voting Securities or, if a person is the beneficial owner, directly or indirectly, of Voting Securities representing thirty percent (30%) or more of the combined voting power of the Company's outstanding Voting Securities as of the date the particular Award is granted, such person becomes the beneficial owner, directly or indirectly, of additional Voting Securities representing ten percent (10%) or more of the combined voting power of the Company's then outstanding Voting Securities,

          (b) During any period of twelve (12) months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period,

          (c) The stockholders of the Company approve (x) any consolidation or merger of the Company or any of its subsidiaries that results in the holders of the Company's Voting Securities immediately prior to the consolidation or merger having (directly or indirectly) less than a majority ownership interest in the outstanding Voting Securities of the surviving corporation immediately after the consolidation or merger, (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transaction) of all, or substantially all, of the assets of the Company, or
               (z) any plan or proposal for the liquidation of dissolution of the Company;

          (d) The stockholders of the Company accept a share exchange, with the result that stockholders of the Company immediately before such share exchange do not own, immediately following such share exchange, at least a majority of the Voting Securities of the entity resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange; or

          (e) Any tender or exchange offer is made to acquire thirty percent (30%) or more of the Voting Securities of the Company, other than an offer made by the Company, and shares are acquired pursuant to that offer.

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For purposes of this definition, the term "Voting Securities" means equity securities, or securities that are convertible or exchangeable into the equity securities, that have the right to vote generally in the election of at least a majority of the Board that have,

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means a committee of at least two members of the Board. If it is intended that the Committee satisfy the requirements of Rule 16b-3 under the 1934 Act and Section 162(m) of the Code, then all of the members of the Committee, at the time of service on the Committee hereunder, should be "Non-Employee Directors," as defined in Rule 16b-3(b)(3) under the 1934 Act and "Outside Directors," as defined in Treasury Regulation Section 162-27(e)(3), under the Code. If no Committee has been designated to administer the Plan, references to the Committee shall be deemed to be references to the Board, whose members shall not be required to meet the qualifications of this definition.

     "Common Stock" means the common stock, par value $0.001 per share, of the Company.

     "Company" means AROC Inc.  and its successors and assigns.

     "Date of Termination" of a Participant means the first day occurring on or after the date on which a Participant is granted an Award on which the Participant is not employed by the Company or any Subsidiary, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant's employer. If, as a result of a sale or other transaction, the Participant's employer ceases to be a Subsidiary (and the Participant's employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the employer.

     "Disability" with respect to any Participant has the meaning given that term or any substantially comparable term or usage in any employment or severance arrangement applicable to the Participant and approved by the Board or the Committee, or in the absence of any such arrangement or term, means, except as otherwise determined by the Committee, a condition that renders the Participant unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days.

     "Eligible Participant" has the meaning given in Section 1.4.

     "Expiration Date" with respect to an Award means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Incentive Stock Option shall not be later than the earliest to occur of: (i) the ten-year anniversary of the date on which the Award is granted; provided, however, that the expiration date of an Incentive Stock Option granted to any person who owns (within the meaning of Section 422(b)(6) of the Code), directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of the Company's stock shall not be later than the fifth anniversary of the date on which the Award is granted; or (ii) if the Participant's Date of Termination occurs by reason of Disability, the one-year anniversary of such Date of Termination or if the Participant's Date of Termination occurs for a reason other than Disability, 90 days after such Date of Termination.

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     "Fair Market Value" of a share of Common Stock on any date of reference means the closing price on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For purposes of this Plan, the "Closing Price" of the Common Stock on any business day shall be: (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange or included in the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the last reported sale price of Common Stock on such exchange or system, as reported in any newspaper of general circulation; (ii) if the Common Stock is quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system; (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days; or, (iv) in lieu of the above, if actual transactions in the Common Stock are reported on a consolidated transaction reporting system, the last sale price of the Common Stock for such day and on such system.

     "Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code.

     "Non-Qualified Stock Option" means an Option granted under the Plan other than an Incentive Stock Option.

     "Original Option" means an Option with respect to which a Reload Option is granted pursuant to Section 2.1(g).

     "Participant" means any Eligible Participant that is granted an Award under the Plan.

     "Performance Award" means an Award granted pursuant to Article IV.

     "Performance Measures" means the objectives established by the Committee pursuant to Section 4.1(b).

     "Performance Period" means the period over which the performance of a holder of a Performance Award is measured.

     "Plan" means the 2000 Omnibus Stock and Incentive Plan of AROC Inc.

     "Reload Option" means a Reload Option granted pursuant to Section 2.1(g).

     "Restricted Stock Award" means an Award of stock of the Company that is granted pursuant to Article III that is subject to the restrictions imposed by
Article III.

     "Retirement" with respect to any Participant has the meaning given that term or any substantially comparable term or usage in any employment or severance arrangement applicable to the Participant and approved by the Board or the Committee, or in the absence of any such arrangement or term, means the termination of the Participant's employment by the Company or a Subsidiary other than discharge for cause, after age 65, or on or before age 65 if pursuant to the terms of any retirement plan maintained by the Company or any of its Subsidiaries in which such person participates.

     "Stock Appreciation Right" means a Stock Appreciation Right granted pursuant to Section 2.2 of this Plan.

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     "Subsidiary" of the Company means any corporation, partnership or other entity that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

     "Withholding Tax" means any Federal, state or local withholding tax liability.

SECTION 1.3.  Administration of the Plan.

     (a) The Plan shall be administered by the Committee. The Committee shall have authority to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions of fact arising in the application of the Plan, to establish performance criteria in respect of Awards under the Plan, to certify that Plan requirements have been met for any Participant in the Plan, to submit such matters as it may deem advisable to the Company's stockholders for their approval, and to make all other determinations and take all other actions necessary or desirable for the administration of the Plan. The Committee is expressly authorized to adopt rules and regulations limiting or eliminating its discretion in respect of certain matters as it may deem advisable to comply with or obtain preferential treatment under any applicable tax or other law rule, or regulation. All decisions and acts of the Committee shall be final and binding upon all affected Plan Participants.

     (b) The Committee shall designate the Eligible Participants, if any, to be granted Awards and the type and amount of such Awards and the time when Awards will be granted. All Awards granted under the Plan shall be on the terms and subject to the conditions determined by the Committee consistent with the Plan.

SECTION 1.4. Eligible Participants. Directors of the Company, key employees, including officers, and consultants to the Company and its Subsidiaries shall be eligible for Awards under the Plan; provided, however, that only employees of the Company and its corporate Subsidiaries shall be eligible for Awards of Options granted in accordance with Section 2.3(i).

SECTION 1.5. Awards Under the Plan. Awards to Eligible Participants may be in the form of (i) Options (including Reload Options); (ii) Stock Appreciation Rights; (iii) shares of Restricted Stock; (iv) Performance Awards; or (v) any combination of the foregoing.

SECTION 1.6.  Shares Subject to the Plan.

     (a) General limitation. The aggregate number of shares of Common Stock that may be issued under the Plan shall be 7,000,000. Shares distributed pursuant to the Plan shall consist of authorized but unissued shares of the Company, unless the Board determines in its sole discretion that any shares to be distributed shall consist of treasury stock of the Company. If any Award under the Plan shall expire, terminate or be canceled (including cancellation upon the Participant's exercise of a related Award) for any reason without having been exercised in full, or if any Award shall be forfeited to the Company, the unexercised or forfeited Award shall not count against the above limits and shall again become available for grants under the Plan (unless the holder of such Award received dividends or other economic benefits with respect to such Award, which dividends or other economic benefits are not forfeited, in which case the Award shall count against the above limits). Shares of Common Stock equal in number to the shares surrendered in payment of the option price, and shares of Common Stock that are withheld in order to satisfy Federal, state or local tax liability, shall not count against the above limits. Only the number of shares of Common Stock actually issued upon exercise of a Stock Appreciation Right shall count against the above limits, and any shares that were estimated to be used for such purposes and were not in fact so

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used shall again become available for grants under the Plan. Cash exercises of
Stock Appreciation Rights and cash settlement of other Awards will not count against the above limits.

     (b) Additional Limitations.

          (i) The aggregate number of shares of Common Stock that may be granted pursuant to an Award of Options or Stock Appreciation Rights that may be awarded to any Eligible Participant shall not exceed 3,000,000 during any calendar year.

          (ii) No more than 3,000,000 shares of Common Stock may be subject to Restricted Stock Awards or Performance Awards that are intended to be "performance based compensation" (as that term is used in Section 162(m) of the Code) may be granted.

          (iii) The aggregate amount of cash that may be credited to any one Eligible Participant pursuant to any Performance Award during any one year may not exceed $1,000,000.

          (iv) The number of shares of Common Stock that will be available under the Plan for Options granted in accordance with Section 2.3(i) is 3,000,000.

SECTION 1.7. Other Compensation Programs. Nothing contained in the Plan shall be construed to preempt or limit the authority of the Board to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Board (i) to grant incentive awards for proper corporate purposes otherwise than under the Plan to any employee, officer, director or other person or entity or (ii) to grant incentive awards to, or assume incentive awards of, any person or entity in connection a Change of Control.

SECTION 1.8. Award Agreements. Each Award shall be evidenced by an agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or applicable law.

                      ARTICLE II.  STOCK OPTIONS AND SARS

SECTION 2.1. Terms and Conditions of Options. Subject to the following provisions, all Options granted under the Plan to an Eligible Participant shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

     (a) Exercise Price. The exercise price per share shall be determined by the Committee, except that in the case of an Option granted in accordance with
Section 2.3(i) the exercise price per share shall not be less than 100 percent of the Fair Market Value, as determined by the Committee, of a share of Common Stock on the date the Option is granted (110 percent in the case of an Incentive Stock Option granted to a person who owns (within the meaning of Section 422(b)(6) of the Code) directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of the Company's stock).

     (b) Term of Option. The term of an Option shall be determined by the Committee, except that, in the case of an Incentive Stock Option, the term of the Option shall not exceed ten years from the date of grant unless the grant is to a person who owns (within the meaning of Section 422(b)(6) of the Code), directly or indirectly, stock possessing more that 10% of the total combined voting power of all classes of the Company's stock, in which case the term of the Option shall not exceed five years from the date of grant, and, notwithstanding any other provision of this Plan, no Option shall be exercised after the expiration of its term.

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     (c) Exercise of Options.  Options shall be exercisable at such time or times and subject to such terms and conditions as the Committee shall specify in the Option Agreement. Unless the Option Agreement specifies otherwise, the Committee shall have discretion at any time to accelerate such time or times and otherwise waive or amend any conditions in respect of all or any portion of the Options held by any Participant. An Option may be exercised in accordance with its terms as to any or all shares purchasable thereunder.

     (d) Payment for Shares. The Committee may authorize payment for shares as to which an Option is exercised to be made in cash, shares of Common Stock owned by the Participant for at least six months, or a combination thereof, by "cashless exercise" or in such other manner as the Committee in its discretion may provide. The Committee, in its sole discretion and on such terms as it may determine, may loan money to the Participant, guarantee a loan to the Participant, or otherwise assist the Participant to obtain the necessary cash to exercise all, or a portion of, an Award granted hereunder, or to pay any tax liability of the Participant attributable to such exercise.

     (e) Stockholder Rights. The holder of an Option shall, as such, have none of the rights of a stockholder.

     (f) Termination of Employment. The Committee shall have discretion to specify in the Option Agreement, or, with the consent of the Participant, an amendment thereof, provisions with respect to the period, not extending beyond the term of the Option, during which the Option may be exercised following the optionee's termination of employment, provided, however, that Incentive Stock Options that have not been previously exercised, must be exercised within three months following the Participant's termination of employment unless employment is terminated because of Disability, in which event the exercise period is extended to one year following termination.

     (g) Reload Options. The Committee shall have the authority to specify, at the time of grant or, with respect to Non-Qualified Stock Options, at or after the time of grant, that the Participant to whom an Option is or was granted under this Plan (which, except in the case of an Incentive Stock Option, may include a former salaried officer or key employee of the Company or any Subsidiary) shall be granted a Reload Option in the event such person exercises all or a part of an Original Option by surrendering in accordance with Section 2.1(d) of this Plan already owned shares of unrestricted Common Stock in full or partial payment of the exercise price under such Original Option, subject to the availability of shares of stock under this Plan at the time of such exercise. Each Reload Option shall cover a number of shares of stock equal to the number of shares of stock surrendered in payment of the exercise price under such Original Option, shall have an exercise price per share of stock equal to the Fair Market Value of the stock on the date of grant of such Reload Option and shall expire on the stated expiration date of the Original Option. A Reload Option shall be exercisable at any time and from time to time from and after the date of grant of such Reload Option (or, as the Committee in its sole discretion shall determine at or after the time of grant, at such time or times as shall be specified in the Reload Option). Any Reload Option may provide for the grant, when exercised, of subsequent Reload Options to the extent and upon such terms and conditions, consistent with this Section 2.1(g), as the Committee in its sole discretion shall specify at or after the time of grant of such Reload Option. A Reload Option shall contain such other terms and conditions, which may include a restriction on the transferability of the shares of stock received upon exercise of the Original Option representing at least the after-tax profit received upon exercise of the Original Option, as the Committee in its sole discretion shall deem desirable and which may be set forth in rules or guidelines adopted by the Committee or in the Option Agreement evidencing the Reload Option.

SECTION 2.2. Stock Appreciation Rights. An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the

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right, all or a portion of the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (ii) a specified price that shall not be less than 100% of the Fair Market Value of the shares of Common Stock at the time of grant. Stock Appreciation Rights may be granted in connection with a previously or contemporaneously granted Option, or independent of any Option. If issued in connection with an Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels the Option with which it is connected. A Stock Appreciation Right may not be exercised at any time when the Fair Market Value of the shares of Common Stock to which it relates does not exceed the exercise price of the Option associated with those shares of Common Stock. A Stock Appreciation Right issued in connection with an Option may be exercised at any time the Option to which it relates is exercisable, but only to the extent the Option to which it relates is then exercisable, and shall be subject to the conditions applicable to such Option.

SECTION 2.3. Statutory Options. Subject to the limitations on Option terms set forth in Section 2.1(b), and subject to obtaining stockholder approval of the Plan within 12 months after the Plan is adopted, the Committee shall have the authority to grant (i) Incentive Stock Options within the meaning of Section 422 of the Code and (ii) Options containing such terms and conditions as shall be required to qualify such Options for preferential tax treatment under the Code as in effect at the time of such grant. Options granted pursuant to this
Section 2.3 may contain such other terms and conditions permitted by Article II of this Plan as the Committee, in its discretion, may from time to time determine (including, without limitation, provision for Stock Appreciation Rights and Reload Options), to the extent that such terms and conditions do not cause the Options to lose their preferential tax treatment; provided, however, that the aggregate Fair Market Value (as determined on the date of the grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year shall not exceed $100,000.

SECTION 2.4. Change of Control. Notwithstanding the exercisability schedule governing any Option or Stock Appreciation Right, unless otherwise provided in the grant relating to a specific Award of an Option or Stock Appreciation Right or other agreement with the Participant, upon the occurrence of a Change of Control, all Options and Stock Appreciation Rights outstanding at the time of such Change of Control and held by participants at the time of such Change of Control shall become immediately exercisable and, unless the Participant agrees otherwise in writing, remain exercisable for three years (but not beyond the term of the Option or Stock Appreciation Right) after the Participant's termination of employment for any reason other than termination by the Company or a Subsidiary for Cause.

                         ARTICLE III.  RESTRICTED STOCK

SECTION 3.1. Terms and Conditions of Restricted Stock Awards. Subject to the following provisions, all Awards of Restricted Stock under the Plan to an Eligible Participant shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine consistent with the Plan.

     (a) Restricted Stock Award. The Restricted Stock Award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the Participant receiving the Restricted Stock Award, and the date or dates on which the Restricted Stock will vest. The vesting and number of shares of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or its Subsidiaries or upon the attainment of any of the following specified performance goals as fixed by the Committee: (i) net income before or after extraordinary items, operating income, income before taxes, earnings before depreciation, interest and taxes, cash flow or revenues of (x) the Company on a consolidated basis, (y) one or more Subsidiaries or (z) one or more operating divisions, departments, units or segments of the Company or one or more of its Subsidiaries; (ii) return on equity; (iii) return on capital employed; (iv) return on net assets; (v) increases in the market price of the

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Common Stock or other securities of the Company before or after dividends; (vi)
the performance of the Company's Common Stock or other securities in comparison to other stocks, stock indexes or groups of stocks or other investments; (vii) increases in sales, margins or profit on a Company, Subsidiary, division, department unit, segment, product or product line basis; or (viii) any combination of the above.

     (b) Restrictions on Transfer. Unless otherwise provided in the grant relating to the Restricted Stock Award, stock certificates representing the Restricted Stock granted to a Participant shall be registered in the Participant's name or at the option of the Committee not issued until such time as the Restricted Stock shall become vested or otherwise determined by the Committee. If certificates are issued prior to the shares of Restricted Stock becoming vested, such certificates shall either be held by the Company on behalf of the Participant, or delivered to the Participant bearing a legend to restrict transfer of the certificate until the Restricted Stock has vested, as determined by the Committee. The Committee shall determine whether the Participant shall have the right to vote and/or receive dividends on the Restricted Stock before it has vested. Except as may otherwise be expressly permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, or pledged by the Participant until such share has vested in accordance with the terms of the Restricted Stock Award. Unless the grant of a Restricted Stock Award specifies otherwise, in the event of a Participant's termination of employment before all the Participant's Restricted Stock has vested, or in the event other conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the Award, the shares of Restricted Stock that have not vested shall be forfeited and any purchase price paid by the employee shall be returned to the Participant. At the time Restricted Stock vests (and, if the Participant has been issued legend certificates of Restricted Stock, upon the return of such certificates to the Company), a certificate for such vested shares shall be delivered to the Participant (or the beneficiary designated by the Participant in the event of death), free of all restrictions.

     (c) Accelerated Vesting. Notwithstanding the vesting conditions set forth in the Restricted Stock Award, unless the Restricted Stock Award grant or other agreement with the Participant thereof specifies otherwise:

          (i) the Committee may in its discretion at any time accelerate the vesting of Restricted Stock or otherwise waive or amend any conditions of a grant of a Restricted Stock Award, and

          (ii) all shares of Restricted Stock shall vest upon a Change of Control of the Company.

                        ARTICLE IV.  PERFORMANCE AWARDS

SECTION 4.1. Terms and Conditions of Performance Awards. The Committee shall be authorized to grant Awards that are intended to be "performance-based compensation" ("Performance Awards"), which are payable in stock, cash or a combination thereof, at the discretion of the Committee.

     (a) Performance Period. The Committee shall establish with respect to each Performance Award a Performance Period over which the performance of the holder of such Performance Award shall be measured. The Performance Period for a Performance Award shall be established at the time such Performance Award is granted and may overlap with performance periods relating to other Performance Awards granted hereunder to the same Participant.

     (b) Performance Objectives. The Committee shall establish a minimum level of acceptable achievement for the Participant at the time of the grant of each Performance Award. Each Performance Award shall be contingent upon future performance and achievement of the Performance Measures fixed by the Committee. Such Performance Measures shall be based on (i) net income before or after extraordinary items, operating income, income before taxes, earnings before depreciation, interest and

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taxes, cash flow or revenues of (x) the Company on a consolidated basis, (y) one or more Subsidiaries or (z) one or more operating divisions, departments, units or segments of the Company or one or more of its Subsidiaries; (ii) return on equity; (iii) return on capital employed; (iv) return on net assets; (v) increases in the market price of the Common Stock or other securities of the Company before or after dividends; (vi) the performance of the Company's Common Stock or other securities in comparison to other stocks, stock indexes or groups of stocks or other investments; (vii) increases in sales, margins or profit on a Company, Subsidiary, division, department, unit, segment, product or product line basis; or (viii) any combination of the above.

     (c) Amount, Frequency of Vesting. The Committee shall have the authority to determine at the time of grant of the Performance Award the maximum value of a Performance Award, the frequency of Performance Awards and the date or dates when Performance Awards vest.

     (d) Payment. Following the end of each Performance Period, the holder of each Performance Award will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the Performance Measures for such Performance Period, as determined by the Committee. If at the end of the Performance Period the specified Performance Measures have been attained, the Participant shall be deemed to have fully earned the Performance Award. Unless otherwise provided in the Performance Award, if the Participant exceeds the specified minimum level of acceptable achievement but does not attain such objectives, the Participant shall be deemed to have partly earned the Performance Award, and shall become entitled to receive a portion of the total award, as determined by the Committee. Unless otherwise provided in the Performance Award, if a Performance Award is granted after the start of a Performance Period, the Performance Award shall be reduced to reflect the portion of the Performance Period during which the Performance Award was in effect. Unless the Performance Award specifies otherwise, the Committee may adjust the payment of Performance Awards or the performance objectives if events occur or circumstances arise which would cause a particular payment or set of performance objectives to be inappropriate, as determined by the Committee.

     (e) Termination of Employment. Unless otherwise provided in the agreement relating to the Performance Award or other agreement with the Participant, a Participant that receives a Performance Award who, by reason of death, Disability or Retirement, terminates employment before the end of the applicable Performance Period shall be entitled to receive, to the extent earned, a portion of the Performance Award that is proportional to the portion of the Performance Period during which the Participant was employed. Unless otherwise provided in the grant relating to the Performance Award or other agreement with the Participant, a Participant who receives a Performance Award who terminates employment for any other reason shall not be entitled to any part of the Performance Award unless the Committee determines otherwise.

     (f) Accelerated Vesting. Notwithstanding the vesting conditions set forth in a Performance Award, unless the Performance Award specifies otherwise (i) the Committee may in its discretion at any time accelerate vesting of the Performance Award or otherwise waive or amend any conditions (including but not limited to performance objectives) in respect of a Performance Award, and (ii) all Performance Awards shall vest upon a Change of Control of the Company. In addition, unless a Performance Award specifies otherwise, each Participant shall receive the maximum Performance Award such Participant could have earned for the proportionate part of the Performance Period prior to the Change of Control, and shall retain the right to earn any additional portion of his or her Performance Award if such Participant remains in the Company's employ.

     (g) Stockholder Rights. The holder of a Performance Award shall, as such, have none of the rights of a stockholder.

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                       ARTICLE V.  ADDITIONAL PROVISIONS

SECTION 5.1. General Restrictions. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law; (ii) the consent or approval of any government regulatory body; or (iii) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable (in connection with any requirement or interpretation of any Federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such Award or the issuance, purchase or delivery of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

SECTION 5.2. Adjustments for Changes in Capitalization. In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, mergers, consolidations, liquidations, split-ups, split-offs, spin-offs or other similar changes in capitalization, or any distributions to stockholders, including a rights offering, other than regular cash dividends, changes in the outstanding stock of the Company by reason of any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any similar capital adjustment or the payment of any stock dividend, any share repurchase at a price in excess of the market price of the Common Stock at the time such repurchase is announced or other increase or decrease in the number of such shares, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Plan (including shares available for Incentive Stock Options), in the number, price or kind of shares covered by the Awards and in any outstanding Awards under the Plan. In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 5.3.  Amendments.

     (a) The Board may at any time and from time to time and in any respect amend or modify the Plan.

     (b) The Committee shall have the authority to amend any Award to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no outstanding Award may be revoked or altered in a manner unfavorable to the holder without the written consent of the holder.

SECTION 5.4. Cancellation of Awards. Any Award granted under the Plan may be canceled at any time with the consent of the holder and a new Award may be granted to such holder in lieu thereof, which award may, in the discretion of the Committee, be on more favorable terms and conditions than the canceled Award.

SECTION 5.5. Beneficiary. A Participant may file with the Company a written designation of beneficiary, on such form as may be prescribed by the Committee, to receive any Options, Stock Appreciation Rights, shares of Restricted Stock, Common Stock, and Performance Awards that become deliverable to the Participant pursuant to the Plan after the Participant's death. A Participant may, from time to time, amend or revoke a designation of beneficiary. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.

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SECTION 5.6.  Withholding.  Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the holder to pay an amount in cash or to retain or sell without notice, or demand surrender of, shares of Common Stock in value sufficient to satisfy any Withholding Tax prior to the delivery of any certificate for such shares (or remainder of shares if Common Stock is retained to satisfy such Withholding Tax). Whenever payments under the Plan are to be made in cash, such payments shall be net of an amount sufficient to satisfy any Withholding Tax liability. Whenever Common Stock is so retained, sold or surrendered to satisfy Withholding Tax, the value of shares of Common Stock so retained, sold or surrendered shall be determined by the Committee, and the value of shares of Common Stock so sold shall be the net proceeds (after deduction of commissions) received by the Company from such sale, as determined by the Committee.

SECTION 5.7. Transferability. Except as expressly provided in the Plan or as may be permitted by the Committee, no Award under the Plan shall be assignable or transferable by the holder thereof except by will or by the laws of descent and distribution. Except as expressly provided in the Plan or as may be permitted by the Committee, during the life of the holder, Awards under the Plan shall be exercisable only by such holder or by the guardian or legal representative of such holder.

SECTION 5.8. Non-uniform Determinations. Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive Awards; the form, amount and timing of such Awards; the terms and provisions of such Awards and the agreements evidencing same; and provisions with respect to termination of employment) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

SECTION 5.9. No Guarantee of Employment. The grant of an Award under the Plan shall not constitute an assurance of continued employment for any period or any obligation of the Board to nominate any director for reelection by the Company's stockholders.

SECTION 5.10. Deferred Compensation and Trust Agreements. The Committee may authorize and establish deferred compensation agreements and arrangements in connection with Awards under the Plan and may establish trusts and other arrangements, including "rabbi trusts", with respect to such agreements and appoint one or more trustees for such trusts. Shares of Common Stock under the Plan may also be acquired by one or more trustees from the Company, in the open market or otherwise.

SECTION 5.11.  Duration and Termination.

     (a) The Plan shall be of unlimited duration. Notwithstanding the foregoing, no incentive stock option (within the meaning of Section 422 of the Code) shall be granted under the Plan ten (10) years after the approval of the Company's stockholders, but Awards granted prior to such date may extend beyond such date, and the terms of this Plan shall continue to apply to all Awards granted hereunder.

     (b) The Board may suspend, discontinue or terminate the Plan at any time. Such action shall not impair any of the rights of any holder of any Award outstanding on the date of the Plan's suspension, discontinuance or termination without the holder's written consent.

SECTION 5.12. Effective Date. The Plan shall be effective as of April 12, 2000, provided, however, that no incentive stock option (within the meaning of Section 422 of the Code) may be granted under the Plan unless the Plan is approved by the Company's stockholders within 12 months after April 12, 2000.

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